Corporate Resource Service Selects Accutrace as National Provider of Background Screening Services

NEW YORK, N.Y. -- (Business Wire) – May 3, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it has selected Accutrace, Inc. as its Background Screening Provider throughout the United States.

“CRS is excited to work with Accutrace and consolidate all of our Background Screening Services into one location,” said Michael Golde, Chief Financial Officer of Corporate Resource Services. “This new relationship will enhance our ability to turn around employees quicker for our clients and offer a full spectrum of screen and verification services to our customers,”

“This is a great opportunity for Corporate Resource Services to streamline this burdensome process and reduce the overall costs we have been incurring over the past several years,” Said John P. Messina, President and CEO of Corporate Resource Services. “We chose Accutrace for their broad spectrum of services including their AccuSite Program which provides a dedicated Accutrace employee on our premises administering our program nationwide. This program will deliver incremental savings to Corporate Resource Services and improve customer satisfaction while providing additional value for our shareholders.”

About Accutrace, Inc.:

Accutrace, Inc. is headquartered in Bryn Mar, PA and has more than two decades of background screening experience. They offer a faster learning curve, dependability, and expertise - all of the characteristics that make your background screening company a partner instead of a vendor.

Their full suite of screening and credentialing services provides companies with the resources necessary to make safe and informed decisions. Their services range from transactional data collection and full credentialing during the on-boarding phase - including dealing directly with candidates - to credential tracking, which involves monitoring expirations of credentials throughout the life of employment.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380